Earthstone Energy, Inc. Reports Fourth Quarter and
Full Year 2016 Results

The Woodlands, Texas, March 15, 2017 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the three and twelve month periods ended December 31, 2016.  In addition, the Company announced its estimated proved reserves as of December 31, 2016.

For the fourth quarter of 2016, Earthstone reported a net loss attributable to common stockholders of $33.0 million, or $1.48 per diluted share, which included a pre-tax non-cash impairment charge (related to goodwill and oil and gas properties) of $24.3 million, and Adjusted EBITDAX(1), a non-GAAP financial measure, of $7.0 million. For the year ended December 31, 2016, the Company reported a net loss attributable to common stockholders of $54.5 million, or $2.92 per diluted share, including a pre-tax non-cash impairment charge (related to goodwill and oil and gas properties) of $24.3 million, and Adjusted EBITDAX(1), a non-GAAP financial measure, of $16.3 million.

Fourth Quarter 2016 Results

•	Average daily production of 4,685 barrels of oil equivalent per day (“Boepd”), an 18% increase compared to the third quarter of 2016 and a 21% increase compared to the fourth quarter of 2015(2)
•	Revenue of $15.2 million, a 44% increase compared to the third quarter of 2016 and an 84% increase compared to the fourth quarter of 2015
•

Net loss of $1.48 per share on a fully diluted basis compared to a net loss of $0.17 per share on a fully diluted basis in the third quarter of 2016 and a net loss of $8.42 per share on a fully diluted basis in the fourth quarter of 2015

•	Adjusted EBITDAX of $7.0 million(1), a 146% increase compared to the third quarter of 2016 and a 61% increase compared to the fourth quarter of 2015

Full Year 2016 Results

•	Average daily production of 4,002 Boepd, a 2% increase compared to 2015
•	Revenue of $42.3 million, a 11% decrease compared to 2015
•	Net loss of $2.92 per share on a fully diluted basis compared to $8.43 per share on a fully diluted basis in 2015
•	Adjusted EBITDAX of $16.3 million(1), a 37% decrease compared to 2015
(1)	See “Reconciliation of GAAP to Non-GAAP Financials Measures” section below.

(2)

Production for the fourth quarter of 2015 excludes the effects of adjustments associated with certain litigation and accruals recorded in prior periods.  For further information, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2016.

Selected Financial Data

($ in thousands except where noted)	Three Months Ended December 31,		Twelve Month Ended December 31,
	2016	2015	2016	2015
Total Revenues	$15,152	$8,231	$42,269	$47,464
Net Loss(1)	$(33,047)	$(116,511)	$(54,541)	$(116,655)
Net Loss Per Share (Diluted)	$(1.48)	$(8.42)	$(2.92)	$(8.43)

Adjusted EBITDAX(2)	$6,984	$4,334	$16,260	$25,889

Production(3):
Oil (MBbls)	271	233	878	904
Gas (MMcf)	578	471	2,171	2,143
NGL (MBbls)	64	45	225	176
Total (MBOE)	431	356	1,465	1,437
Total Daily Production (Boepd)	4,685	3,872	4,002	3,936

Realized average prices(3):
Including derivatives settlements:
Oil ($/Bbl)	45.98	46.48	42.77	50.76
Gas ($/Mcf)	2.69	2.11	2.34	2.68
NGL ($/Bbl)	16.08	9.85	12.74	12.29
Total ($/BOE)	34.91	34.41	31.06	37.43
Excluding derivatives settlements:
Oil ($/Bbl)	45.94	37.34	39.13	44.09
Gas ($/Mcf)	2.89	2.11	2.32	2.55
NGL ($/Bbl)	16.08	9.85	12.74	12.29
Total ($/BOE)	35.15	28.44	28.86	33.04

(1)

The net loss in 2016 and 2015 includes $24.3 million and $138.1 million, respectively, of impairment expenses related to goodwill and oil and gas properties resulting from declines in commodity prices.  Please see our annual report on Form 10-K for the year ended December 31, 2016 for further information.

(2)	See “Reconciliation of GAAP to Non-GAAP Financials Measures” section below.
(3)

Production and average prices presented in the above table for the fourth quarter of 2015 exclude the effects of adjustments associated with certain litigation and accruals recorded in prior periods.  For further information, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2016.

Impairments

During the year ended December 31, 2016, the Company recognized a non-cash impairment expense of $24.3 million, including $2.9 million related to its proved properties, $3.9 million related to its unproved properties, and $17.5 million related to goodwill.

2016 Year-End Proved Reserves – SEC Prices

The Company’s estimated proved reserves at year-end 2016, which were prepared in accordance with Securities and Exchange Commission (“SEC”) guidelines by the independent reservoir engineering firm of Cawley, Gillespie & Associates, Inc. (“CGA”), were approximately 12.1 million barrels of oil equivalent (“MMBoe”), 78% of which were proved developed and 59% of which were oil.

SEC rules require that calculations of economically recoverable reserves use the unweighted average price on the first day of the month for the prior twelve month period.  The resulting oil and natural gas prices used for the Company’s 2016 year-end reserve report, prior to adjusting for quality and basis differentials, were $42.75 per barrel and $2.48 per MMBtu, respectively. Prices net of differentials were $39.41 per barrel and $2.27 per MMBtu.

Based on such prices, the Company’s estimated proved reserves by category as of December 31, 2016, are provided in the following table.

Reserve Category	Oil (MBbls)	Gas (MMcf)	NGL (MBbls)	Total (MBoe)	PV-10 ($ in thousands)
Proved Developed	6,052	13,545	1,051	9,361	83,242
Proved Undeveloped	1,059	6,856	488	2,690	2,641
Total	7,111	20,401	1,539	12,051	85,883

Note: PV-10 is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”

2016 Year-End Proved Reserves – Strip Prices

CGA also prepared estimates of the Company’s proved reserves at year-end 2016 using strip prices as of December 31, 2016, adjusted for differentials.  Reference oil prices for the years 2017 through 2021 ranged from $56.19 per barrel to $56.21 per barrel and were held flat at $56.21 per barrel thereafter. Reference natural gas prices for the years 2017 through 2021 ranged from $3.61 to $2.90 per MMBtu and were held flat at $2.90 MMBtu thereafter. Differentials vary by field but overall were approximately $4.00 per barrel for oil and $0.30 per MMBtu for natural gas. Based on such strip prices, our reserves were approximately 18.6 MMBoe, 57% of which were proved developed and 66% of which were oil. Management believes the disclosure of estimated reserves using strip prices is useful in that it offers stockholders additional information about the quantity and value of our reserves under an alternative price scenario to that of SEC prices.  In addition, management generally makes decisions based on estimated future prices as is customary in the industry.

The Company’s estimated proved reserves by category as of December 31, 2016, based on strip prices, are provided in the following table.  A decline in strip prices would likely result in a reduction in the quantity and value of reserves shown.

Reserve Category	Oil (MBbls)	Gas (MMcf)	NGL (MBbls)	Total (MBoe)	PV-10 ($ in thousands)
Proved Developed	6,791	15,394	1,220	10,577	133,893
Proved Undeveloped	5,487	10,012	906	8,062	24,552
Total	12,278	25,406	2,126	18,639	158,445

Note: PV-10 is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Bold Energy III LLC – Transaction Update

As previously announced on November 8, 2016, Earthstone entered into a definitive agreement whereby it will acquire all of the outstanding membership interests of Bold Energy III LLC (the “Transaction”) in exchange for 36.1 million Class B Earthstone common shares.  The Transaction has been structured in a manner known as an “Up-C” structure. Stockholders of Earthstone and members of Bold are expected to own approximately 39% and 61%, respectively, of the combined company’s then outstanding Class A and Class B common stock on a combined and fully diluted basis.  Management presently estimates the Transaction to close in late April 2017.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone Energy, Inc., commented, “The fourth quarter of 2016 was a transformational period for our Company.  We achieved meaningful production growth by completing our Eagle Ford inventory and participating in our first Wolfcamp A well in Howard County, Texas.  In 2017, we plan to drill and complete 11 gross (4.4 net) Eagle Ford wells in southwestern Gonzales County, Texas. Further, as previously announced in November 2016, the pending acquisition of Bold Energy will position the Company as an operator in the prolific Midland Basin of west Texas. We are anxious to get the Bold transaction closed and fully demonstrate the potential of the acreage to the market. We expect to start with a one rig program in late April 2017, and we are planning to mobilize a second rig in the fourth quarter of 2017 to further accelerate development of Bold’s assets. In anticipation of closing, we have already started the process to integrate the operations of both companies.”

Conference Call Details

Earthstone is hosting a conference call on Thursday, March 16, 2017 at 11:00 a.m. Eastern, to discuss its fourth quarter and full year 2016 results and current operations.  Investors and analysts are invited to participate in the call by dialing 877-407-8035 for domestic calls or 201-689-8035 for international calls, in both cases asking for the Earthstone conference call.

A replay of the call will be available on the Company’s website and by telephone until 11:59 p.m. Eastern (10:59 p.m. Central), Thursday, March 30, 2017.  The number for the replay is 877-481-4010 for domestic calls or 919-882-2331 for international calls, using Conference ID: 10282.

About Earthstone

Earthstone Energy, Inc. is a growth-oriented independent oil and gas company engaged in developing and operating oil and gas properties through an active and diversified program that includes acquiring, drilling and developing undeveloped leases and asset and corporate acquisitions.  The Company’s primary assets are located in the Midland Basin of west Texas, the Eagle Ford trend of south Texas, and the Williston Basin of North Dakota.  Earthstone is traded on NYSE MKT under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed Transaction to Earthstone and its stockholders, the anticipated completion of the proposed Transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to obtain stockholder and regulatory approvals of the proposed Transaction; the ability to complete the proposed Transaction on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Transaction and achieve anticipated benefits from it; the possibility that various closing conditions for the Transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Bold; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2016, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information About the Proposed Transaction

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy.

In connection with the proposed Transaction, Earthstone will file with the SEC and mail to its security holders a proxy statement and other relevant documents. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Earthstone and the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com.  Investors and security holders may also read and copy any reports, statements and other information filed by Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX, 77380, or by telephone at 281-298-4246.

Participants in the Solicitation

Earthstone and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction.  Information regarding Earthstone’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC by Earthstone on March 14, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

This release does not constitute an offer to sell or the solicitation of any offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact

Neil K. Cohen

Vice President, Finance and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
ASSETS	2016	2015
Current assets:
Cash	$10,200	$23,264
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	13,998	13,529
Joint interest billings and other, net of allowance of $163 and $170 at December 31, 2016 and 2015, respectively	2,698	4,924
Derivative asset	—	3,694
Prepaid expenses and other current assets	446	498
Total current assets	27,342	45,909

Oil and gas properties, successful efforts method:
Proved properties	363,072	283,644
Unproved properties	51,723	34,609
Total oil and gas properties	414,795	318,253

Accumulated depreciation, depletion and amortization	(145,393)	(119,920)
Net oil and gas properties	269,402	198,333

Other noncurrent assets:
Goodwill	17,620	17,532
Office and other equipment, net of accumulated depreciation of $1,600 and $1,028 at December 31, 2016 and 2015, respectively	1,479	1,934
Other noncurrent assets	669	1,236
TOTAL ASSETS	$316,512	$264,944
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,927	$11,580
Revenues and royalties payable	10,769	8,576
Accrued expenses	5,392	12,975
Derivative liability	4,595	—
Advances	4,542	15,447
Current portion of long-term debt	1,604	—
Total current liabilities	38,829	48,578

Noncurrent liabilities:
Long-term debt	12,693	11,191
Asset retirement obligation	6,013	5,075
Derivative liability	1,575	—
Deferred tax liability	15,776	—
Other noncurrent liabilities	169	227
Total noncurrent liabilities	36,226	16,493

Commitments and Contingencies (Note 14)

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 22,289,177 issued and 22,273,820 outstanding at December 31, 2016 and 13,835,128 issued and 13,819,771 outstanding at December 31, 2015	23	14
Additional paid-in capital	454,202	358,086
Accumulated deficit	(212,308)	(157,767)
Treasury stock, 15,357 shares at December 31, 2016 and 2015, respectively	(460)	(460)
Total equity	241,457	199,873

TOTAL LIABILITIES AND EQUITY	$316,512	$264,944

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2016	2015	2014
REVENUES
Oil	$34,358	$39,849	$34,734
Natural gas	5,046	5,457	9,367
Natural gas liquids	2,865	2,158	3,510
Total revenues	42,269	47,464	47,611

OPERATING COSTS AND EXPENSES
Lease operating expense	13,415	14,550	9,422
Severance taxes	2,198	2,582	2,002
Rig idle and contract termination expense	5,059	—	—
Re-engineering and workovers	1,652	872	708
Impairment expense	24,283	138,086	19,359
Depreciation, depletion and amortization	25,937	31,228	18,414
General and administrative expense	9,414	9,711	6,830
Stock-based compensation	3,301	—	—
Transaction costs	2,483	589	1,034
Accretion of asset retirement obligation	551	550	317
Exploration expense	5	142	111
Total operating costs and expenses	88,298	198,310	58,197

Gain on sale of oil and gas properties	8	1,617	—

Loss from operations	(46,021)	(149,229)	(10,586)

OTHER INCOME (EXPENSE)
Interest expense, net	(1,282)	(722)	(597)
(Loss) gain on derivative contracts, net	(6,638)	6,431	4,392
Other (expense) income, net	(72)	423	62
Total other income (expense)	(7,992)	6,132	3,857

Loss before income taxes	(54,013)	(143,097)	(6,729)
Income tax expense (benefit)	528	(26,442)	22,105
Net loss	$(54,541)	$(116,655)	$(28,834)

Net loss per common share:
Basic	$(2.92)	$(8.43)	$(3.11)
Diluted	$(2.92)	$(8.43)	$(3.11)

Weighted average common shares outstanding:
Basic	18,651,582	13,835,128	9,279,324
Diluted	18,651,582	13,835,128	9,279,324

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net loss	$(54,541)	$(116,655)	$(28,834)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	25,937	31,228	18,414
Impairment of goodwill	17,532	1,547	—
Impairment of proved and unproved oil and gas properties	6,751	136,539	19,359
Total loss (gain) on derivative contracts, net	6,638	(6,431)	(4,392)
Operating portion of net cash received in settlement of derivative contracts	3,225	6,306	778
Rig idle and termination expense	5,059	—	—
Stock-based compensation	3,301	—	—
Accretion of asset retirement obligations	551	550	317
Deferred income taxes	528	(26,533)	22,105
Amortization of deferred financing costs	298	264	164
Settlement of asset retirement obligations	(15)	(108)	(56)
Gain on sale of oil and gas properties	(8)	(1,617)	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	3,807	9,246	(5,305)
Decrease (increase) in prepaid expenses and other current assets	511	779	(194)
(Decrease) increase in accounts payable and accrued expenses	(9,151)	(30,887)	28,408
Increase (decrease) in revenues and royalties payable	2,194	(8,739)	7,099
(Decrease) increase in advances	(10,905)	(5,929)	17,925
Net cash provided by (used in) operating activities	1,712	(10,440)	75,788
Cash flows from investing activities:
Lynden Arrangement, net of cash acquired	(31,334)	—	—
Reverse acquisition with Oak Valley, net of cash acquired	—	—	(4,239)
Acquisition of oil and gas properties	—	(8,706)	(18,772)
Additions to oil and gas properties	(28,417)	(61,060)	(83,041)
Additions to office and other equipment	(117)	(378)	(1,385)
Proceeds from sale of oil and gas properties	—	3,441	—
Proceeds from sale of land	—	101	—
Net cash used in investing activities	(59,868)	(66,602)	(107,437)
Cash flows from financing activities:
Proceeds from borrowings	36,597	—	11,191
Repayments of borrowings	(38,549)	—	(10,825)
Deferred financing costs	(81)	(141)	(613)
Contributions, net of issuance costs	—	—	106,920
Issuance of common stock, net of offering costs of $2.7 million	47,125	—	—
Net cash provided by (used in) financing activities	45,092	(141)	106,673
Net (decrease) increase in cash and cash equivalents	(13,064)	(77,183)	75,024
Cash at beginning of period	23,264	100,447	25,423
Cash at end of period	$10,200	$23,264	$100,447
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$961	$415	$493
Non-cash investing and financing activities:
Asset retirement obligations	$152	$150	$237
Accruals of property, plant and equipment	$2,374	$7,665	$18,219
Acquisition of oil and gas properties	$—	$1,991	$—
Promissory Note	$5,059	$—	$—
Common stock issued in Lynden Arrangement	$45,699	$—	$—
Common stock issued in 2014 Eagle Ford Acquisition	$—	$—	$56,425

Earthstone Energy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
Unaudited

Non-GAAP Financial Measures

The non-GAAP financial measures of Adjusted EBITDAX and PV-10, as calculated by us below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These disclosures may not be comparable to similarly titled measures used by other companies. Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss, standardized measure of discounted future net cash flows or any other GAAP measure of financial position or results of operations.

I. Adjusted EBITDAX

Adjusted EBITDAX is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, (gain) loss on sale of assets; accretion; impairment expense; depletion, depreciation and amortization; exploration expense; rig idle expense; interest expense; interest income; non-cash (gain) loss on derivatives; non-cash stock compensation expense; and income tax expense (benefit).

Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table provides a reconciliation of Net Income (Loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net loss	$(33,048)	$(116,511)	$(54,541)	$(116,655)
Loss (gain) on sale of assets	-	50	(8)	(1,617)
Accretion	147	125	551	550
Impairment expense	24,283	138,086	24,283	138,086
Depletion, depreciation and amortization	9,685	8,523	25,937	31,228
Exploration expense	-	-	5	142
Rig idle and contract termination expense	-	-	5,059	-
Interest expense	350	228	1,298	776
Interest income	(2)	(13)	(16)	(54)
Non-cash stock-based compensation	1,412	-	3,301	-

Non-cash loss (gain) on derivative contracts	4,016	219	9,863	(125)
Income tax expense (benefit)	141	(26,373)	528	(26,442)
Adjusted EBITDAX	$6,984	$4,334	$16,260	$25,889

II. PV-10

PV-10 is derived from the Standardized Measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure.  PV-10 is a computation of the Standardized Measure on a pre-tax basis.  PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%.  We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties.  Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies.  We use this measure when assessing the potential return on investment related to our oil and natural gas properties.  PV-10, however, is not a substitute for the Standardized Measure.  Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves.

The following table provides a reconciliation of PV-10 of the Company’s estimated proved properties to the Standardized Measure (in thousands):

December 31, 2016
Present value of estimated future net revenues (PV-10)	$85,883
Future income taxes, discounted at 10%	-
Standardized measure of discounted future net revenues	$85,883